Exhibit 99.1

Big Village Agency, LLC and Big Village Insights, Inc
or
Big Village Entities
(Wholly-Owned Subsidiaries of Big Village Holdings, LLC)

Combined Audited Financial Statements
December 31, 2022 and 2021

1

Big Village Entities
(Wholly-Owned Subsidiaries of Big Village Holdings, LLC)
Table of Contents

Independent Auditor’s Report

To the Members of

Big Village Agency, LLC and
Big Village Insights, Inc

Report on the Audit of the Financial Statements

Opinion

We have audited the combined financial statements of Big Village Agency, LLC and Big Village Insights, Inc, (the “Company”) which comprise the combined balance sheets as of December 31, 2022 and 2021, and the related combined statements of operations, members’ equity, and cash flows for the years then ended, and the related notes to the combined financial statements (the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Entity’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company subsequent to the date of the financial statements entered into a plan of liquidation and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

a.Exercise professional judgment and maintain professional skepticism throughout the audit.
b.Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
c.Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
d.Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
e.Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ Turner, Stone & Company, L.L.P.

Dallas, Texas
June 29, 2023

Big Village Entities
(Wholly-Owned Subsidiaries of Big Village Holdings, LLC)
Combined Balance Sheets

	December 31, 2022	December 31, 2021
ASSETS
Current Assets
Cash and cash equivalents	$5,711,939	$9,130,554
Accounts receivable, net	15,682,256	15,315,578
Prepaid expenses and other current assets	279,997	95,976
Total Current Assets	21,674,192	24,542,108
Property and equipment, net	265,537	523,967
Total Assets	$21,939,729	$25,066,075
LIABILITIES AND MEMBERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$10,713,132	$9,278,805
Other liabilities	4,994,402	4,191,076
Deferred revenue	3,824,782	7,402,817
Total Liabilities	19,532,316	20,872,698

Members equity’	2,407,413	4,193,377

Total liabilities and members' equity	$21,939,729	$25,066,075

See accompanying notes to audited combined financial statements.

Big Village Entities
(Wholly-Owned Subsidiaries of Big Village Holdings, LLC)
Combined Statements of Operations
Years Ended December 31, 2022 and 2021

	2022	2021
Revenue	$56,367,693	$53,029,003
Cost of revenue	40,290,585	36,522,454
Gross margin	16,077,108	16,506,549
General and administrative expense	12,997,351	13,044,360
Net income	$3,079,757	$3,462,189

See accompanying notes to audited combined financial statements.

Big Village Entities
(Wholly-Owned Subsidiaries of Big Village Holdings, LLC)
Combined Statements of Changes in Members’ Equity
Years Ended December 31, 2022 and 2021

Balance, December 31, 2020	$18,515,486
Net parent transfer	(17,784,298)
Net income	3,462,189
Balance, December 31, 2021	$4,193,377
Net parent transfer	(4,865,721)
Net income	3,079,757
Balance, December 31, 2022	$2,407,413

See accompanying notes to audited combined financial statements.

Big Village Entities
(Wholly-Owned Subsidiaries of Big Village Holdings, LLC)
Combined Statements of Cash Flows
Years Ended December 31, 2022 and 2021

	2022	2021
Cash flows from operating activities:
Net income	$3,079,757	$3,462,189
Adjustments to reconcile net income to net cash provided by operations:
Depreciation	318,457	565,836
Recovery of doubtful debts	(16,866)	(60,447)
Loss on disposal of fixed assets	—	11,620
Changes in operating assets and liabilities:
Accounts receivable, net	(349,812)	(5,182,599)
Prepaid expense and other assets	(184,020)	(2,829,838)
Accounts payable and accrued expenses	1,434,327	2,755,439
Deferred revenue	(3,578,035)	2,951,235
Other liabilities	803,326	3,893,304
Net cash provided by operating activities	$1,507,134	$5,566,739

Cash flows from investing activities:
Purchase of fixed assets	(88,472)	(294,668)
Net cash used in investing activities	(88,472)	(294,668)

Cash flows from financing activities:
Net parent transfer	(4,837,277)	(19,300,184)
Net cash used in financing activities	(4,837,277)	(19,300,184)

Decrease in cash and cash equivalents	(3,418,615)	(14,028,113)
Cash and cash equivalents at beginning of year	9,130,554	23,158,667
Cash and cash equivalents at end of year	$5,711,939	$9,130,554

See accompanying notes to audited combined financial statements.

Big Village Entities
(Wholly-Owned Subsidiaries of Big Village Holdings, LLC)
Notes to the Combined Financial Statements
Years Ended December 31, 2022 and 2021

NOTE 1 – DESCRIPTION OF BUSINESS AND DEVELOPMENT

The combined financials statements represents the financial statements of Big Village Insights, Inc, and Big Village Agency, LLC, (the “Big Village Entities” or the “Company”). The Big Village Entities are wholly-owned subsidiaries of Big Village Holdings, LLC (“Parent”).

Big Village Insights, Inc, was incorporated on May 31, 1991, in the state of Delaware and is a global business intelligence firm providing primary research, secondary research, competitive intelligence and expert insight to address customer's strategic issues.

Big Village Agency, LLC, was incorporated on December 16, 2009, in the state of Delaware and is a digital marking service company, providing advertising technology serving advertisers and agencies by providing access to premium inventory, leveraging data to optimize programmatic campaigns.

Voluntary Petitions for Relief Under Chapter 11

On February 8, 2023, Big Village Holding LLC and ten affiliated debtors, including Big Village Insights, Inc, and Big Village Agency, LLC (collectively, the “Debtors”) each filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware, jointly-administered under case No. 23-10174 (the “Bankruptcy Case”).

Sale of Assets

In accordance with Bidding Procedures, on April 4, 2023, Big Village Holdings, LLC conducted an auction among qualified bidders for sale of certain divisions inclusive of certain assets of Big Village Insights, Inc, and Big Village Agency, LLC. Bright Mountain Media, Inc (“Bright Mountain”) was declared the winning bidder with a bid of $20.0 million for certain assets and assumed liabilities of the Big Village Entities. On April 20, 2023 the asset acquisition was completed, in addition to the assets, Bright Mountain assumed all prepetition and post-petiton liabilities for all assumed vendors.

Plan of Liquidation

On June 10, 2023, the Debtors filed their combined Disclosure Statement and Joint Chapter 11 Plan of Liquidation (the “Combined Disclosure Statement and Plan”). On June 12, 2023, the Debtors filed a motion (the "Motion") for entry of an order, substantially approving the Combined Disclosure Statement and Plan. A hearing to consider approval of the Motion is scheduled for July 10, 2023.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Big Village Entities has historically operated as part of Big Village Holdings, LLC and not as a standalone companies. Financial statements representing the historical operations of the Big Village Entities have been derived from their Parent’s historical accounting records and are presented on a carve-out basis. All revenues and costs as well as assets and liabilities directly associated with the business activity of the Big Village Entities are included in the financial statements. The financial statements have been adjusted to exclude assets that were not part of the sale of the Big Village Entities, including goodwill, intangibles, deferred income taxes, income tax payable, sales tax payable and intercompany transaction with the Parent and other subsidiaries of the Parent.

Net parent investment represents Parent’s interest in the recorded net assets of the Company. All significant transactions between the Big Village Entities and the Parent have been included in the accompanying financial statements. Transactions with the Parent are reflected in the accompanying combined statements of changes in member’s equity as “net parent transfer” and in the accompanying combined balance sheets within “net parent investment.”

Big Village Entities
(Wholly-Owned Subsidiaries of Big Village Holdings, LLC)
Notes to the Combined Financial Statements
Years Ended December 31, 2022 and 2021
All significant intercompany accounts and transactions between the Big Village Entities and the Parent have been eliminated in the accompanying combined financial statements.

Going Concern

Considering the subsequent sale of assets to Bright Mountain and the filing of the Debtors’ Chapter 11 Plan of Liquidation, such matters create a substantial doubt regarding the Company’s ability to meet its financial needs and continue as a going concern.

The accompanying consolidated financial statements are prepared on a going concern basis and do not include any adjustments that might result from uncertainty about the Company’s ability to continue as a going concern.

Cash and Cash Equivalents

The Entities considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company has substantially all of its cash and cash equivalents deposited with one financial institution. Balances on deposit are insured by the Federal Deposit Insurance Corporation (“FDIC”). However, from time to time, the Company’s balances may exceed the FDIC insurable amount at its bank.

As of December, 2022 and 2021, the Big Village Entities had cash balances with a single financial institution in excess of the FDIC insured limits by amounts of $5,484,863 and $8,883,479, respectively.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in existing accounts receivable. The Company reviews the allowance for doubtful accounts on a periodic basis. Past due balances over 90 days and over a specified amount are reviewed individually for collectability. Account balances are charged off against the allowance when it is probable that the receivable will not be recovered. Recoveries of receivables previously charged off are recorded when received.

Unbilled receivables are the results of timing differences between billings to clients and is included in accounts receivable.

Property and Equipment, net

Property and equipment are recorded at cost. The Company provides for depreciation of property and equipment over the estimated useful life of three to seven years, using the straight-line method. When assets are sold or retired, the applicable cost and accumulated depreciation or amortization are removed from the accounts. The resulting gains or losses are reflected in the combined statements of operations.

The Company incurs costs to develop software for internal use. The Company capitalizes costs during the application development stage of the project. Costs incurred for enhancements that are expected to result in additional material functionality are capitalized. The capitalized costs amounted to $88,472 and $294,668 for the years ended December 31, 2022 and 2021, respectively, and are included in property and equipment, net on the balance sheets. Amortization commences when the software for internal use is ready for its intended use. Capitalized internal use software is amortized using the straight-line method over a three year period.

Revenue Recognition

The Company recognizes revenue upon fulfillment of its performance obligation to a customer, subject to a contract existing with the client and a fixed or determinable transaction price. Performance obligations for all transactions are satisfied, and the corresponding revenue is recognized, either over time or at a distinct point in time; the Company has no arrangements with multiple performance obligations. The Company considers the following when determining if a contract exists (i) contract approval by all parties, (ii) identification of each party’s rights

Big Village Entities
(Wholly-Owned Subsidiaries of Big Village Holdings, LLC)
Notes to the Combined Financial Statements
Years Ended December 31, 2022 and 2021
regarding the goods or services to be transferred, (iii) specified payment terms, (iv) commercial substance of the contract, and (v) collectability of substantially all of the consideration is probable.

Revenue is recognized on a gross or net basis based on the determination as to whether the Company functions as the principal or agent in the transaction. The Company evaluates certain indicators and determines whether revenue is recognized on a gross or net basis.

Payment terms are specified in agreements between the Company and customers. The Company bills customers by the terms stipulated in the contracts. Payments are typically due from customers within 90 days or less.

Deferred Revenue

The Company records deferred revenue when cash payments are received in advance of performance obligations. The Company expects to recognize the deferred revenue in the following period when it transfers its services and, therefore, satisfies its performance obligation to the customers.

Cost of Revenue

Cost of revenues include the direct costs incurred in the creation and delivery of the Company’s products and services. These costs primarily include personnel costs, technology and data related costs, and other third-party costs.

General, and Administrative Expenses

General and administrative expenses consist primarily of (i) personnel and related costs for our executive, finance and accounting, human resources, and, administrative personnel, including salaries, benefits and bonuses, (ii) legal, accounting and other professional service fees; (iii) other corporate expenses; (iv) information technology costs; and (v) facility costs.

Use of Estimates

The preparation of these combined financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Actual results could differ from those estimates.

Concentrations of Credit Risk

Financial instruments that potentially subject us to concentration of credit risk consist principally of cash and cash equivalents and accounts receivable. We place our cash and cash equivalents with high credit-quality financial institutions. Such deposits may be in excess of federally insured limits. We perform periodic evaluations of the relative credit standing of the financial institutions.

We perform credit evaluations of our customers’ financial condition and require no collateral from our customers. We maintain an allowance for doubtful accounts receivable based upon the expected collectability of accounts receivable balances.

The following table provides information about concentration that exceed 10% of revenue at December 31, 2022 and 2021.

Big Village Entities
(Wholly-Owned Subsidiaries of Big Village Holdings, LLC)
Notes to the Combined Financial Statements
Years Ended December 31, 2022 and 2021

	2022	2021
Revenue Concentration
Customers exceeding 10% of revenue	2	2
% of overall revenue
Customer 1	12%	10%
Customer 2	17%	15%
Total % of revenue	29%	25%

Recent Accounting Pronouncements

In June 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-13 (amended by ASU 2019-10), Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, regarding the measurement of credit losses for certain financial instruments. which replaces the incurred loss model with a current expected credit loss (“CECL”) model. The CECL model is based on historical experience, adjusted for current conditions and reasonable and supportable forecasts. The Company is required to adopt the new guidance on January 1, 2023. The Company does not anticipate adopting this guidance will have a material impact on its combined financial statements.

NOTE 3 – ACCOUNTS RECEIVABLE

Accounts receivable, net consisted of the following:

	December, 31
	2022	2021
Accounts receivable	$15,003,592	$14,200,580
Unbilled receivables (A)	678,664	1,257,614
	15,682,256	15,458,194
Less: allowance for doubtful accounts	—	(142,616)
Accounts receivable, net	$15,682,256	$15,315,578

(A) - Unbilled receivables represent amounts for services rendered at the end of the period pending generation of invoice to the customer.

Recovery of doubtful debts was an income of $16,866, and $60,447 for the years ended December 31, 2022 and 2021, respectively.

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

Big Village Entities
(Wholly-Owned Subsidiaries of Big Village Holdings, LLC)
Notes to the Combined Financial Statements
Years Ended December 31, 2022 and 2021

	December, 31
	2022	2021
Computer hardware and software	$2,466,403	$4,259,230
Less: accumulated depreciation	(2,200,866)	(3,735,263)
Property and equipment, net	$265,537	$523,967

Depreciation expense was $318,457, and $565,836 for the years ended December, 31, 2022 and 2021, respectively and is included in general and administrative expenses on the combined statements of operations.

NOTE 5 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following:

	December, 31
	2022	2021
Accounts payable	$7,544,034	$5,842,905
Accrued wages, commissions and bonus	1,370,270	1,854,780
Other accrued expenses	1,798,828	1,581,120
Total accounts payable and accrued expenses	$10,713,132	$9,278,805

NOTE 6 – REVENUE RECOGNITION

Big Village Insights’ revenues are primarily derived from providing a single integrated service for research. Insights performs the various activities outlined in a given contract and integrates the resulting goods/services to meet contract requirements specified by the customer. The resulting deliverables are considered outputs of the overall service, but the nature of the Insights’ promise is to execute and oversee the overall project by integrating the various activities and inputs. The customer directs the Insights’ performance of services, but certain specifications of deliverables are unknown at contract inception and determined over the course of the Insights’ performance under the contract. Insights satisfies the single performance obligation over time, by applying the input method on a cost-to-cost basis to measure progress toward satisfaction of the performance obligation. Insights recognizes revenue on a gross basis primarily based on the determination that it has the primary responsibility to provide services to their customers.

Big Village Agency’s revenues are primarily derived from the planning and execution of creative and media marketing campaigns. Agency performs various activities outlined in a given contract and integrate the resulting goods/services to meet contract requirements specified by the customer. The nature of the Company’s performance obligation is to execute and oversee the overall project by integrating the various activities and inputs. Revenue is recognized net of pass-through expenses charged to clients, such as production costs and media buys. This is based on the determination that certain key indicators of gross reporting have not been fulfilled, including limitations in supplier selection and control in establishing prices for production costs and media buys.

The Company has elected the practical expedient that permits an entity not to recognize a significant financing component if the time between the transfer of a good or service and payment is one year or less. The Company does not enter into contracts in which the period between payment by the customer and the transfer of the promised goods or services to the customer is greater than 12 months.

Revenue totaling $56,367,693 and $53,029,003 for the years ended December 31, 2022 and 2021, respectively, are recognized by the company over time.

Big Village Entities
(Wholly-Owned Subsidiaries of Big Village Holdings, LLC)
Notes to the Combined Financial Statements
Years Ended December 31, 2022 and 2021

Geographic Information

Revenue by geographical region consist of the following:

	2022
	US	Europe	APAC	Other	Total
Insights	$41,284,012	$53,348	$13,319	$159,172	$41,509,851
Agency	14,786,443	—	71,399	—	14,857,842
Total	$56,070,455	$53,348	$84,718	$159,172	$56,367,693

	2021
	US	Europe	APAC	Other	Total
Insights	$40,815,440	$23,914	$96,966	$279,636	$41,215,956
Agency	11,813,047	—	—	—	11,813,047
Total	$52,628,487	$23,914	$96,966	$279,636	$53,029,003

Revenue by geography is generally based on the location of the Company’s customers. Total United States revenue was approximately 99% of total revenue for the years ended December 31, 2022 and 2021, respectively.

Deferred Revenue

Deferred revenue totaling $3,824,782 and $7,402,817 for the years ended December 31, 2022 and 2021, respectively, are recognized by the company when earned.

NOTE 7 – RELATED PARTY TRANSACTIONS

The Company is affiliated with several companies through common ownership and control and has entered into transactions for revenue, cost of revenue as well as general services allocated from its Parent.

Related party transactions for the years ended December 31, 2022 and 2021 are as follows:

	2022	2021
Revenue	997,096	1,398,525

Cost of revenue	267,057	319,997

General and administration expenses	8,326,349	8,060,253

Big Village Entities
(Wholly-Owned Subsidiaries of Big Village Holdings, LLC)
Notes to the Combined Financial Statements
Years Ended December 31, 2022 and 2021
NOTE 8 - COMMITMENTS AND CONTINGENCIES

In the ordinary course of its business, the Company may become subject to claims or proceedings from time to time arising in the normal course of its business. In the opinion of management, the Company’s liability, if any, under any pending litigation or administrative proceedings, even if determined adversely, would not materially affect its financial condition, results of operations or cash flows.

NOTE 9 – SUBSEQUENT EVENTS

The Company has evaluated events and transactions that occurred during the period from the balance sheet date through June 29, 2023, the date the Company’s financial statements are available to be issued.

Voluntary Petitions for Relief Under Chapter 11

On February 8, 2023, Big Village Holding LLC and ten affiliated debtors, including Big Village Insights, Inc, and Big Village Agency, LLC (collectively, the “Debtors”) each filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware, jointly-administered under case No. 23-10174 (the “Bankruptcy Case”).

Sale of Assets

In accordance with Bidding Procedures, on April 4, 2023, Big Village Holdings, LLC conducted an auction among qualified bidders for sale of certain divisions inclusive of certain assets of Big Village Insights, Inc, and Big Village Agency, LLC. Bright Mountain Media, Inc (“Bright Mountain”) was declared the winning bidder with a bid of $20.0 million for certain assets and assumed liabilities of the Big Village Entities. On April 20, 2023 the asset acquisition was completed, in addition to the assets, Bright Mountain assumed all prepetition and postpetiton liabilities for all assumed vendors.

Plan of Liquidation

On June 10, 2023, the Debtors filed their combined Disclosure Statement and Joint Chapter 11 Plan of Liquidation (the “Combined Disclosure Statement and Plan”). On June 12, 2023, the Debtors filed a motion (the "Motion") for entry of an order, substantially approving the Combined Disclosure Statement and Plan. A hearing to consider approval of the Motion is scheduled for July 10, 2023.